Exhibit 1.1

Execution Version

5,725,000 Shares

INNOCOLL HOLDINGS PLC

ORDINARY SHARES, $0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

June 16, 2016

Execution Version

June 16, 2016

Morgan Stanley & Co. LLC

Piper Jaffray & Co.

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Piper Jaffray & Co. 800 Nicollet Mall Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Innocoll Holdings plc, a public limited company formed under Irish law (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as the representatives (the “Representatives”) an aggregate of 5,725,000 ordinary shares, par value $0.01 per share, of the Company (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 858,750 ordinary shares, $0.01 per share (the “Additional Shares”) if and to the extent that Morgan Stanley shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 2. hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” References to the “Company” contained herein as of any date prior to March 16, 2016 shall be deemed to refer to its corporate predecessor, Innocoll AG, a German stock corporation, unless the context requires otherwise.

The Company hereby confirms its engagement of Piper Jaffray & Co. (“Piper Jaffray”) as, and Piper Jaffray hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares. Piper Jaffray, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. The QIU will not receive any additional compensation for its services as the QIU hereunder.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-207184), as amended by post-effective amendment no. 1 thereto, which became effective on May 23, 2016, including a base prospectus (the “Base Prospectus”), and a preliminary prospectus (including a preliminary prospectus supplement) relating to the securities set forth on such Form F-3, including the Shares, to be issued from time to time by the Company. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.          Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission, and the Prospectus included in the Time of Sale Prospectus, as of 6:30 p.m. on June 16, 2016 (the “Applicable Time”) will comply in all material respects with the applicable requirements of the Securities Act, and the Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereto. “Knowledge” means, when referring to the “knowledge” of the Company, or any similar phrase or qualification based on Knowledge, the actual Knowledge of the Company’s chief executive officer and chief financial officer after reasonable investigation.

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(b)          Time of Sale Prospectus. The Time of Sale Prospectus, as of the Applicable Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereto.

(c)          Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any free writing prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, each approved in writing in advance by the Representatives. Each such free writing prospectus as set forth in Schedule II hereto complied or will comply as to form in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, such free writing prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or conflicted or will conflict (as the case may be) with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such free writing prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such free writing prospectus. Each free writing prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(d)          Exchange Listing. The Ordinary Shares are registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and listed on The NASDAQ Global Market (“NASDAQ”) under the ticker symbol “INNL.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the

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Exchange Act or delisting the Ordinary Shares from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of NASDAQ for maintenance of inclusion of the Ordinary Shares thereon, and the Company has not received any notice from NASDAQ that it is not in compliance with the listing or maintenance requirements of NASDAQ. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock, have any direct or indirect association or affiliate with a FINRA member.

(e)          Emerging Growth Company.  From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f)          Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Ordinary Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment will comply as to form in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereto.

(g)          Form 8-A. A registration statement on Form 8-A (File No. 001-36565), and any amendments thereto, in respect of the registration of the Ordinary Shares under the Exchange Act was filed with the Commission on July 23, 2014; such registration statement in the form heretofore delivered to you and has been declared effective by the Commission; no stop order suspending the effectiveness

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of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply, as to form in all material respects with the applicable requirements of the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)          Financial Statements. The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with international financial reporting standards (“IFRS”) or the generally accepted accounting principles of the United States (“GAAP”), as applicable, in each case, applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby; and the Company does not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included as required.

(i)          Material Adverse Change. Since the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not been any material decrease in the capital stock or any material increase in any short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, properties, management, financial position, shareholders’ equity, operation, results of operations or prospects of the Company or any of its subsidiaries; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement outside of the ordinary course of business that has

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had or would be reasonably expected to have a Material Adverse Effect (as defined below) on the Company or any of its subsidiaries or incurred any liability or obligation, direct or contingent, that is material to the Company or any of its subsidiaries; and (iii) neither the Company nor any of its subsidiaries have sustained any loss or interference with their businesses that is material to the Company and its subsidiaries and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or domestic or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of clauses (i), (ii) and (iii) above, as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)          No Subsidiaries. Other than the subsidiaries of the Company listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 and Innocoll Technologies Limited, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any company, corporation, partnership, association, trust or other entity or body.

(k)          Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited company or limited liability company in good standing (or equivalent concept) under the laws of its jurisdiction of formation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Prospectus and Prospectus, and is duly qualified to do business as a domestic or foreign corporation, as applicable, in good standing (or equivalent concept) in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole or on the performance by the Company under this Agreement (a “Material Adverse Effect”). The constitutive documents of the Company comply with the requirements of Irish law, and the constitutive documents of each of the Company’s subsidiaries comply with the requirements of the jurisdictions in which it was formed, as applicable, and all such constitutive documents of the Company and its subsidiaries are in full force and effect.

(l)          Capitalization.

(i)          The Company has an authorized share capital as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all the outstanding shares of capital stock of the Company, including the Shares when subscribed and paid for and the name of the

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registered owner thereof is entered in the register of members confirming such shares have been issued as fully paid and delivered as provided herein, are and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, will be, duly and validly authorized and issued, fully paid and non-assessable, freely transferable and free of any third-party rights, pre-emptive or similar rights; except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest in the Company, any such convertible or exchangeable securities or any such rights, warrants or options or any restriction upon the voting or transfer of, any such securities of the Company pursuant to the Company’s organizational documents or any agreement or other instrument by which the Company or any of its subsidiaries is bound; the shares of capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company has a sufficient authorized but unissued share capital to issue the Shares and all necessary approvals and authorities have been granted or obtained to issue the Shares on a non pre-emptive basis to the Underwriters.

(ii)         Except as otherwise stated in or contemplated by the Registration Statement, in the Time of Sale Prospectus and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s organizational documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

(iii)        Share Options. Except as described in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any share capital of the Company or any subsidiary of the Company. The description of the Company’s share option, share bonus and other share

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plans or arrangements (the “Company Share Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party/thereto and (B) was made in accordance with the terms of the applicable Company Share Plan, and all applicable laws and regulatory rules or requirements, including all applicable securities laws.

(m)           Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity. The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the transactions contemplated hereby and thereby have been duly and validly taken including the allotment, issuance and sale of the Shares.

(n)          No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation or default of  its respective articles of association, charter, by-laws or similar organizational documents; (ii) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or breach of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or breach of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          No Conflicts. The execution, delivery and performance by the Company of this Agreement, the allotment, issuance and sale of the Shares by the Company and the consummation by the Company of the transactions

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contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, where such conflict or violation would not, individually or in the aggregate, have a Material Adverse Effect.

(p)          No Consents Required. No consent, approval, authorization, order, license, registration, filing or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the allotment, issuance and sale of the Shares (other than the statutory notification required to the register of companies in Ireland (exclusive of Northern Ireland) ("Ireland") (as required by Section 70(7) of the Companies Act of 2014), or the consummation of the transactions contemplated hereby, except (i) such as may be required under the Securities Act, (ii) such as may be required by FINRA, (iii) such as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (v) such as may be required by NASDAQ and (vi) such as have been previously obtained by the Company.

(q)          Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject, that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or others.  There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Item 8 —Legal Proceedings” are true and accurate in all material respects and there are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is

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subject or that are required to be described in the Registration Statement, Time of Sale Prospectus and Prospectus by the Securities Act or by the rules and regulations of the Commission thereunder and that have not been so described.

(r)          Independent Accountants. Grant Thornton, which has certified certain financial statements of the Company, (i) is an independent registered public accounting firm, (ii) as required by the Securities Act and the rules and regulations of the Commission thereunder, and (iii) is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(s)          Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus as being owned by the Company and its subsidiaries, respectively, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or as described in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus.  Any real or personal property held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases with only such exceptions, with respect to any particular lease as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. The Company does not own any real property.

(t)          Intellectual Property.

(i)           (A) For the conduct of their business as currently conducted and as proposed to be conducted in the future, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries owns or possesses sufficient rights in all domestic and foreign patents and patent applications, together with all re-issuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and re-examinations thereof, and any identified invention disclosures; (B) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals, and technical data; (C) all copyrights, copyrightable works, software rights, software source code rights, rights in databases, data collections, mask works, copyright registrations and applications therefor and corresponding rights in works of authorship;

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(D) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith; (E) utility models and utility model applications that claim or cover any such inventions (including all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals or extensions thereof), (F) any registered and unregistered design rights; (G) all internet electronic addresses, and all registrations for the foregoing; and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world (individually and collectively, the “Intellectual Property”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s knowledge, the conduct of its and its subsidiaries’ business does not conflict with, infringe upon, or misappropriate any such rights of others, which conflict, infringement or misappropriation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)         Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Intellectual Property purported to be solely owned by the Company and its subsidiaries, is owned free and clear from any material liens, encumbrances, or other third party rights, and the Company or its subsidiaries have the sole and exclusive rights to use and exploit such Company owned Intellectual Property. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company, nor any of its affiliates, subsidiaries or legal predecessors, as regards to the ownership of any Intellectual Property owned by the Company or its subsidiaries that is material to the conduct of the Company’s business, or its subsidiaries’ business, as applicable, have transferred ownership of, or granted any license to or right to use (other than non-exclusive license or right to use, Intellectual Property in the ordinary course of Company’s business) any such Intellectual Property.

(iii)        Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each material item of the Intellectual Property owned by the Company or any of its subsidiaries that is a registered Intellectual Property and is not a patent application is subsisting and, to the Company’s knowledge, valid and enforceable. Except which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each material item of the Intellectual Property that is a patent application filed by or on behalf of the Company or any of its subsidiaries has been properly applied for and filed with the relevant Governmental Authorities; (b) all necessary documents and certificates in connection with the registered Intellectual

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Property owned by the Company or any of its subsidiaries have been filed with the relevant Governmental Authorities for the purposes of maintaining the registered Intellectual Property; and (c) all fees, annuities, royalties and other payments that are or were due from on or before the date hereof for any of the registered Intellectual Property owned by the Company or any of its subsidiaries have been paid.

(iv)        Neither the Company nor any of its subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Intellectual Property that would reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries or any of their products or services infringes or misappropriates any intellectual property or other proprietary rights of others, (D) to the Company’s knowledge, no Intellectual Property has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company, or otherwise in violation of the rights of any persons, (E) to the Company’s knowledge, no third party is infringing or misappropriating any Intellectual Property owned by the Company and (F) to the Company’s knowledge, no employee, consultant or other service provider of the Company or any of its subsidiaries is in or has even been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such person’s employment or engagement (as applicable) with the Company or any of its subsidiaries or actions undertaken by such person while employed or engaged (as applicable) with the Company or any of its subsidiaries, except, in the case of (F)  above, where the outcome of which would not result in a Material Adverse Effect. The Company and each of its subsidiaries have taken reasonable steps necessary to secure ownership interests in the material Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company. There are no outstanding options, licenses or binding agreements of any kind relating to any material Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not described in all material

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respects. Neither the Company nor any of its subsidiaries is not a party to or bound by any options, licenses or binding agreements with respect to any material Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not described in all material respects.

(u)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the members of the board of directors, officers, shareholders, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement, the preliminary prospectus or the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(v)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)          Taxes. The Company and its subsidiaries have timely paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for those in absence of which would not have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or their properties or assets that has had, or could reasonably be expected to have a Material Adverse Effect. The Company has not been notified of any pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x)          Licenses and Permits. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries possess franchises, grants, easements, consents, all licenses, certificates, permits, orders and other authorizations issued by the appropriate domestic or foreign governmental or regulatory authorities that are necessary for the conduct of their business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; and all such franchises, grants, easements, consents, licenses, certificates, permits, orders and other authorizations are valid and in full force and effect, the Company and each of its subsidiaries is in compliance with

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the terms and conditions of all such franchises, grants, easements, consents, licenses, certificates, permits, orders and other authorizations in all material respects; and the Company has not received notice of proceedings relating any revocation or modification of any such franchises, grants, easements, consents, licenses, certificates, permits, orders and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect or has reason to believe that any such franchises, grants, easements, consents, licenses, certificates, permits, orders and other authorizations will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable domestic and foreign laws, regulations, orders and decrees.

(y)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not have a Material Adverse Effect.

(z)          Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.  Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(aa)         Disclosure Controls. (i) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act, (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (iii) such

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disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb)         Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act as and when such internal controls must be implemented by the Company thereunder and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the Company’s internal controls over financial reporting.

(cc)         Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as generally deemed is adequate for the conduct of its business and the value of the Company’s and its subsidiaries’ properties and as is customary for companies engaged in similar businesses in similar industries, and all such policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and director are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted at a cost that would not have a Material Adverse Effect.

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(dd)         No Unlawful Payments. None of the Company or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ee)         Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)         Compliance with OFAC.

(i)          None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)         the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign

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Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)         The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)         to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(gg)         Broker’s Fees. Other than as contemplated by this Agreement, as disclosed in the Registration Statement, in the Time of Sale Prospectus or the Prospectus, the Company has not incurred and will not incur any liability that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares represented thereby.

(hh)         No Registration Rights. Other than as disclosed in the Registration Statement, in the Time of Sale Prospectus or in the Prospectus, no person has the right to require the Company to register any equity or debt securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the Shares and the sale of the Shares by the Company hereunder.

(ii)         No Market Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(jj)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

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(kk)         Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any member of the Company’s board of directors and officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(ll)         Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(mm)         Debt Securities and Preferred Stock.  The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(nn)         Absence of Stamp Duties and Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Ireland, or any political subdivision or taxing authority thereof or therein in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein; provided that (A) in the case of Irish income and capital gains tax only, this representation and warranty shall only apply on the basis that (a) the Underwriters are not tax resident in Ireland, (b) the Underwriters do not carry on a trade in Ireland through a branch or agency and (c) the Underwriters will not enforce this Agreement through a branch or agency in Ireland; and (B) in the case of Irish stamp duty only, this warranty shall not apply to the extent that such stamp duty arises by virtue of the Underwriters withdrawing the Shares from the facilities of the Depository Trust Company ("DTC").

(oo)         Composition Agreement/SEAS. The Company has entered into a Composition Agreement with the Irish Revenue Commissioners and a Special Eligibility Agreement for Securities with DTC in respect of the Shares both of which have been and are validly entered into and are enforceable in accordance with their terms.

(pp)         No Sale, Issuance or Distribution of Shares. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the

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Company has not sold, issued or distributed any shares of capital stock of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares of capital stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(qq)         Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(rr)         Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code for the taxable year ended December 31, 2015, and does not expect to be a PFIC in the current taxable year ending December 31, 2016, or in the foreseeable future.

(ss)         No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is required by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(tt)         Choice of Law. Save as qualified in the opinion of William Fry in Exhibit D hereto, the choice of the internal laws of the State of New York (the "Selected Law") as the governing law of this Agreement is valid in accordance with the Rome 1 Regulation 2008 (593/2008/EC) and, the Selected Law will be recognized and applied by the courts of Ireland in respect of this Agreement upon it being duly pleaded that this Agreement is expressed to be governed by and construed in accordance with the Selected Law and proof being given to such courts of the relevant provisions of the Selected Law.

(uu)         Absence of Immunity from Jurisdiction. The Company has no immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Ireland or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, or this Agreement or actions to enforce judgments in respect thereof.

(vv)         Merger or Consolidations. Neither the Company nor any of its subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

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(ww)         FINRA Affiliation. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA on the one hand, and (ii) the Company’s or any of its subsidiaries’ and their officers, supervisory or management board members or 5% or greater security holders on the other hand, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xx)        Effect of Certificates.  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(yy)         Lock-up Agreements. The Company has caused each of the members of its board of directors and its officers and its existing shareholders set forth on Schedule III hereto, to furnish to Morgan Stanley on or prior to the date of this Agreement, a “lock-up” agreement, each substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(zz)         Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(aaa)        Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus and except pursuant to any U.S. state or foreign law restriction or prohibition on the payment of dividends or the making of distributions.

(bbb)        Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Prospectus or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

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(ccc)        Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ddd)        Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(eee)        The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $6.58 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 858,750 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. Morgan Stanley may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier

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than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (the “Lock-Up Securities”); (2) file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities other than as described in the Prospectus, or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1), (2), or (3) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the Company may (i) transfer the Lock-Up Securities pursuant to this Agreement, and (ii) issue and sell Lock-Up Securities pursuant to any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of this Agreement or otherwise contemplated by the Company on the date of this Agreement and described in the Registration Statement, the preliminary prospectus and the Prospectus and file any registration statement related thereto with the Commission, including but not limited to, a Registration Statement on Form S-8.

3.          Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered upon the terms set forth in the Prospectus.

4.          Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 22, 2016, or at such other time on the same or such other date, not later than June 22, 2016, as shall be

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designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 22, 2016, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5.          Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          there shall not have occurred any downgrading, nor shall any written notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)         there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the

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receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(c)          All consideration payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter or an Underwriter is obligated to account for any value added tax or similar taxes, the Company shall in addition to the sum otherwise payable hereunder pay an amount equal to any applicable value added or similar tax.

(d)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(e)          The Underwriters shall have received on the Closing Date a certificate of the chief financial officer of the Company, certifying as to the accuracy of certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the form and substance reasonably satisfactory to you.

The officers signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(f)          The Underwriters shall have received on the Closing Date an opinion of Dentons US LLP, U.S. counsel to the Company substantially in the form of Exhibit B.

(g)          The Underwriters shall have received on the Closing Date an opinion of William Fry, Irish counsel for the Company, substantially in the form of Exhibit C.

(h)          The Underwriters shall have received on the Closing Date an opinion of Cooley LLP, intellectual property counsel for the Company, substantially in the form of Exhibit D.

(i)          The Underwriters shall have received on the Closing Date an opinion of Baker & McKenzie, regulatory counsel for the Company, substantially in the form of Exhibit E.

(j)          The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter LLP, counsel for the Underwriters, substantially in the form of Exhibit F.

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With respect to certain opinions to be delivered pursuant to Sections 5(f) and 5(j) above, Goodwin Procter LLP and Dentons US LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of William Fry described in Section 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(k)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant Thornton, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l)          The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)          a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(d) hereof remains true and correct as of such Option Closing Date;

(ii)         a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, certifying as to the accuracy of certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of such Option Closing Date.

(iii)        an opinion of Dentons US LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(iv)        an opinion of William Fry, Irish counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be

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purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(v)         an opinion of Cooley LLP, intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;

(vi)        an opinion of Baker & McKenzie, regulatory counsel for the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(i) hereof;

(vii)       an opinion of Goodwin Procter LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof;

(viii)      a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Grant Thornton, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(k) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(ix)         such other documents as you may reasonably request with respect to the good standing (or equivalent concept) of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to you, without charge, 5 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such

26

proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to

27

which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)          To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)          If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j)          The Company will promptly notify Morgan Stanley if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(k)          The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed under the laws of the Ireland or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein; provided that (A) in the case of Irish income and capital gains tax only, this indemnity shall only apply on the basis that (a) the Underwriters are not tax resident in Ireland, (b) the Underwriters do not carry on a trade in Ireland through a branch or agency and (c) the Underwriters will not enforce this Agreement through a branch or agency in Ireland; and (B) in the case of Irish stamp duty only, this indemnity shall not apply to the extent that such stamp duty arises by virtue of the Underwriters withdrawing the Shares from the facilities of DTC.

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7.          Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, including fees incurred on behalf of or disbursements by Piper Jaffray in its capacity as QIU, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on NASDAQ, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.          Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on

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behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.          Indemnity and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each agent, director or officer of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) below.

In addition, the Company agrees to indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU (within the meaning of either the Securities Act or the Exchange Act) in connection with the offering of the Shares, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121) in connection with the offering of the Shares contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

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(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the table containing a list of Underwriters and their respective participation in the sale of the Shares which appears between the first and second paragraphs under the caption “Underwriting (Conflicts of Interest),” (ii) the third paragraph under the caption “Underwriting (Conflicts of Interest)” concerning the terms of the offering, and (iii) the information contained in the fourteenth, seventeenth and eighteenth paragraphs under the caption “Underwriting.”

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in

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respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley and Piper Jaffray & Co. on behalf of the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)          To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the

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indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the QIU, any person controlling any Underwriter or the QIU or any affiliate of any Underwriter or the QIU, or the

33

Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.         Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)          The Company hereby appoints Continental Stock Transfer & Trust Company, 17 Battery Place 8th Floor, New York, NY 10004 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. If the agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in New York and shall notify the Underwriters of the name and address of the replacement agent.

11.         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so

34

purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

12.         Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

13.         Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14.         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any

35

Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15.         Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)          The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

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16.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.         Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets (fax: (612) 303-1070), with a copy to the General Counsel (James Martin) (fax: (612) 303-1068); if to the Company shall be delivered, mailed or sent to Innocoll Holdings plc, 3803 West Chester Pike, Newtown Square, PA 19073, Attention: Chief Financial Officer with a copy to Dentons US LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Jeffrey A. Baumel (fax: (973) 912-7199).

[Remainder of page intentionally left blank]

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Very truly yours,

Innocoll Holdings plc

By:	/s/ Jose Carmona
Name: Jose Carmona
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Piper Jaffray & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Kathy Bergsteinsson
Name: Kathy Bergsteinsson
Title: Managing Director

By:	Piper Jaffray & Co.

By:	/s/ David W. Stadinski
Name: David W. Stadinski
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	3,435,000
Piper Jaffray & Co	1,145,000
Stifel, Nicolaus & Company, Incorporated	858,750
FBR Capital Markets & Co.	143,125
Janney Montgomery Scott LLC	143,125

Total:	5,725,000

 I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus, dated June 13, 2016 and accompanying Base Prospectus dated May 23, 2016

2.	Issuer Free Writing Prospectus dated June 16, 2016

3.	Pricing term sheet dated June 16, 2016

Issuer:	Innocoll Holdings plc

Symbol:	INNL

Size (Pre-Greenshoe):	$40,075,000

Total Firm Shares Offered by Issuer:	5,725,000 ordinary shares

Greenshoe Shares Offered by Issuer:	858,750 ordinary shares

Price to Public:	$7.00

Trade Date:	June 17, 2016

Closing Date:	June 22, 2016

CUSIP No:	G4783X105

Underwriters:	Morgan Stanley & Co. LLC Piper Jaffray & Co. Stifel, Nicolaus & Company, Incorporated FBR Capital Markets & Co. Janney Montgomery Scott LLC

 II-1

SCHEDULE III

Additional Lockup Shareholders

Cam Investment Cayman Holdings L.P.

Morgan Stanley & Co. LLC

 III-1

EXHIBIT A

Form of Lock-Up Agreement

_____________, 2016

Morgan Stanley & Co. LLC

Piper Jaffray & Co.

As representatives of the underwriters named

in Schedule II to the Underwriting Agreement

referred to below

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Dear Sirs:

As an inducement to the underwriters named in Schedule II to the Underwriting Agreement (defined below) (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of ordinary shares, par value $0.01 per share (the “Ordinary Shares”) of Innocoll Holdings plc, a public limited company formed under Irish law (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Morgan Stanley & Co. LLC during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) and Ordinary Shares which may be issued upon exercise of a share option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Undersigned’s Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Ordinary Shares in the Offering pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) to limited partners, limited liability company members or stockholders of the undersigned as distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) the transfer of the undersigned’s Securities or any security convertible into or exercisable or exchangeable for Securities to the Company pursuant to any contractual arrangement in effect as of the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Securities or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Securities or other such securities, or (vii) in connection with the sale of the Undersigned’s Securities by the undersigned pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of share options granted pursuant to the Company’s equity incentive plans or other equity incentive grants identified in the Registration Statement and the Prospectus; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Securities or any security convertible into or exercisable or exchangeable for Securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of Securities or such other securities, pursuant to which one hundred percent (100%) ownership of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities or other such securities in connection with such transaction, or vote any Securities or other such securities in favor of any such transaction); provided that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Securities or any security convertible into or exercisable or exchangeable for Securities subject to this Lock-Up Agreement shall remain subject to the restrictions contained in this Lock-Up Agreement.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering prior to the execution of the Underwriting Agreement, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iii) the Underwriting Agreement does not become effective on or before August 31, 2016.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this

Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

[signature page follows]

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

Form of Opinion of Dentons US LLP

EXHIBIT C

Form of Opinion of William Fry

EXHIBIT D

Form of Opinion of Cooley LLP

EXHIBIT E

Form of Opinion of Baker & McKenzie

EXHIBIT F

Form of Opinion of Goodwin Procter LLP